Callidus Software Announces Fourth Quarter and Full Year 2008 Results

Record Annual Revenues $107.2 Million, Up 6% Year Over Year; Record Annual Recurring Revenues $40.5 Million, Up 70% Year Over Year; $6.1 Million Cash Generated From Annual Operations; Q4 Revenues $27.3 Million, Up 10% Year Over Year

SAN JOSE, CA -- (Marketwire - January 27, 2009) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the fourth quarter and fiscal year ended December 31, 2008.

"Against the backdrop of a very uncertain economy, I am pleased with our growth in total revenues and our significant increase in recurring revenues," said Leslie Stretch, president and CEO at Callidus Software. "Being able to grow our business during depressed times illustrates the mission criticality and rich value proposition of our sales performance management solutions. I am excited about the progress we've made transforming to a recurring revenues business. We entered 2008 with just over 20% of total revenues being of a recurring nature, and we exited the year with almost 40% of total revenues coming from the recurring category. I am also proud of the effort we made to streamline the business and bring operating expenses in line with our profitability goals. We reduced non-GAAP operating expenses by approximately $4.3 million, or 8%, in 2008 as compared to 2007."

Total fourth quarter revenues were up 10% to $27.3 million, compared to the same quarter last year. Recurring revenues, which include subscription and support, for the fourth quarter were $11.3 million, an increase of 74% over the fourth quarter of 2007. The net new Annual Contract Value (ACV) of on-demand bookings in the fourth quarter was $1.2 million, bringing the cumulative ACV to $26.0 million.

Fourth quarter services revenues were down 1% to $11.5 million, and fourth quarter license revenues were down 34% to $4.5 million, in each case, compared to the fourth quarter of 2007.

Fourth quarter GAAP net loss was $4.8 million or ($0.16) per share, which included $1.8 million of stock-based compensation expense, $1.2 million of restructuring expense and $500,000 of amortization of acquired intangible assets. This compares to GAAP net loss of $3.0 million, or ($0.10) per share, for the fourth quarter of 2007, which included $1.0 million of stock-based compensation expense, $1.5 million of restructuring expense and a benefit for income taxes of $0.5 million.

Fourth quarter non-GAAP net loss was $1.6 million, compared to a non-GAAP net loss of $1.0 million for the same period last year. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense, amortization of acquired intangible assets, and provision (benefit) for income taxes.

In 2008, Callidus generated $6.1 million of cash from operations as compared to the prior year when the company used $3.1 million of cash in operations. The cash generated from operations was offset by $9.4 million of cash used to acquire Compensation Technologies and $7.9 million of cash used to buy back the Company's stock. Cash and investments totaled $41.2 million at December 31, 2008, a decrease of $9.5 million from December 31, 2007.

For the full fiscal year 2008, total revenues were up 6% from $101.1 million in 2007 to $107.2 million. Recurring revenues for 2008 were $40.5 million, up 70% over 2007. 2008 services revenues were up 1% to $49.5 million, and 2008 license revenues were down 39% to $17.1 million.

Full year GAAP net loss was $14 million or ($0.47) per share, which included $7.7 million of stock-based compensation expense, $1.6 million restructuring expense and $1.9 million of amortization of acquired intangible assets. This compares to GAAP net loss of $13.1 million, or ($0.45) per share, for the full year of 2007, which included $5.0 million of stock-based compensation expense, $1.5 million of restructuring expense and a benefit for income taxes of $0.3 million.

The Company's non-GAAP net loss in 2008 was $2.6 million, compared to a non-GAAP net loss of $7.1 million for 2007. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense, amortization of acquired intangible assets, and provision (benefit) for income taxes.

Recent Business Highlights

    New Products:  Callidus expanded its product offerings with the Pervasive
    Performance Suite, a 100% multi-tenant SaaS solution that enhances its
    Sales Performance Management capabilities and extends its reach to bonus and quota management.
    New Services:  Callidus broadened its services offerings with the Sales
    Operations Center of Excellence, which enhances the customer experience through augmented compensation plan effectiveness, sales performance analytics, and quota and territory strategic services.
    Market Coverage:  Callidus bolstered its mid-market team with the hiring of
    Jimmy Duan, a seasoned SaaS executive, as Senior Vice President of Mid-
    Market Business.
    New Channels:  Callidus expanded the channels for selling its products by joining salesforce.com's Force.com Checkout program, which enables companies to buy Callidus Plan Communicator directly from salesforce.com's
    AppExchange online marketplace.
    Industry Recognition:  Callidus received a "Positive" rating from Gartner in its North American MarketScope for Insurance Incentive Compensation
    Management Applications, making it the only company to be ranked "Positive"
    in both the Horizontal and the Insurance Incentive Compensation Management
    MarketScope reports.

Financial Outlook

    Total revenue for the first quarter of 2009 is expected to be between $24.0 million and $25.5 million.
    GAAP Operating expenses, including stock-based compensation of approximately $2.0 million, are expected to be between $14.0 million and
    $15.0 million in the first quarter of 2009.
    2009 full year recurring revenues are expected to be in excess of $50 million.

Conference Call

A conference call to discuss the fourth quarter and full year 2008 results and outlook is scheduled for 1:30 p.m. Pacific Standard Time (PST) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number will be 800-638-4930 (international: +1 617-614-3944), passcode 30236574.

A webcast replay and telephone playback of the conference call will be available after 3:30 p.m. PST today through February 3, 2009. The webcast replay will be available at the Investor Relations section of Callidus Software's website under Calendar of Events. The telephone replay will be available by calling 888-286-8010 (International: +1 617-801-6888) passcode 23706224.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Performance-based compensation is one of the largest investments for all companies. Callidus' customers gain a competitive advantage by maximizing the return on this strategic asset. Our award-winning Software-as-a-Service (SaaS) applications set the standard for pervasive performance management across the enterprise. Over 1.9 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of first quarter 2009 total revenues, operating expenses and stock-based compensation expense, and full year 2009 recurring revenues, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2007 and its Form 10-Q for the third quarter ended September 30, 2008, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R) and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2009 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, TrueTarget and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                 Three months ended        Year ended
                                    December 31,           December 31,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Revenues:
  Recurring                     $  11,338  $   6,501  $  40,546  $  23,907
  Services                         11,543     11,648     49,535     49,125
  License                           4,462      6,756     17,100     28,025
                                ---------  ---------  ---------  ---------
    Total revenues                 27,343     24,905    107,181    101,057

Cost of revenues:
  Recurring (1)                     5,016      2,850     16,111     11,043
  Services (1) (2)                 11,000     10,274     45,093     43,555
  License                             192        238        897        884
                                ---------  ---------  ---------  ---------
    Total cost of revenues         16,208     13,362     62,101     55,482
                                ---------  ---------  ---------  ---------
Gross profit                       11,135     11,543     45,080     45,575

Operating expenses:
  Sales and marketing (1)           6,994      7,650     28,977     30,806
  Research and development (1)      3,639      3,782     14,597     15,563
  General and administrative (1)    4,147      2,619     14,408     13,991
  Restructuring                     1,244      1,458      1,641      1,458
                                ---------  ---------  ---------  ---------
    Total operating expenses       16,024     15,509     59,623     61,818
                                ---------  ---------  ---------  ---------
Operating loss                     (4,889)    (3,966)   (14,543)   (16,243)

Interest and other income, net       (222)       533        692      2,772
                                ---------  ---------  ---------  ---------

Income (loss) before provision
 for income taxes                  (5,111)    (3,433)   (13,851)   (13,471)

Provision (benefit) for income
 taxes                               (282)      (474)       125       (330)
                                ---------  ---------  ---------  ---------

Net Income (loss)               $  (4,829) $  (2,959) $ (13,976) $ (13,141)
                                =========  =========  =========  =========

Basic net income (loss) per
 share                          $   (0.16) $   (0.10) $   (0.47) $   (0.45)
                                =========  =========  =========  =========
Diluted net income (loss) per
 share                          $   (0.16) $   (0.10) $   (0.47) $   (0.45)
                                =========  =========  =========  =========

Shares used in basic per share
 computation                       29,841     29,573     29,913     29,068
                                =========  =========  =========  =========
Shares used in diluted per
 share computation                 29,841     29,573     29,913     29,068
                                =========  =========  =========  =========

(1) Stock-based compensation
    included in amounts above
    by category:
  Recurring                           195         73        692        250
  Services                            293        206      1,263        838
  Sales and marketing                 374        288      1,861      1,162
  Research and development            254        258      1,169        995
  General and administrative          690        180      2,711      1,709
                                ---------  ---------  ---------  ---------
    Total stock-based
     compensation               $   1,806  $   1,005  $   7,696  $   4,954
                                =========  =========  =========  =========

(2) Acquisition related asset
    amortization                $     500  $       -  $   1,917  $       -

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                             December 31,    December 31,
Assets                                           2008            2007
                                            --------------  --------------
Current assets:
  Cash and cash equivalents                 $       35,390  $       21,813
  Short-term investments                             1,455          28,824
  Accounts receivable, net                          22,752          23,575
  Deferred income taxes                                423             423
  Prepaid and other current assets                   3,998           4,038
                                            --------------  --------------
        Total current assets                        64,018          78,673
Long-term investments                                4,320               -
Property and equipment, net                          4,890           4,438
Goodwill                                             5,655               -
Intangible assets, net                               3,208           2,333
Deferred income taxes, noncurrent                       74              90
Deposits and other assets                            1,006           1,913
                                            --------------  --------------
        Total assets                        $       83,171  $       87,447
                                            ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                          $        2,447  $        2,901
  Accrued payroll and related expenses               7,128           7,326
  Accrued expenses                                   4,917           4,225
  Deferred revenue                                  21,923          15,831
                                            --------------  --------------
        Total current liabilities                   36,415          30,283
Long-term deferred revenue                           1,202           2,326
Other liabilities                                    1,525           1,089
                                            --------------  --------------
        Total liabilities                           39,142          33,698
                                            --------------  --------------
Stockholders' equity
  Common stock                                          29              30
  Additional paid-in capital                       207,700         203,110
  Accumulated other comprehensive income               123             456
  Accumulated deficit                             (163,823)       (149,847)
                                            --------------  --------------
        Total stockholders' equity                  44,029          53,749
                                            --------------  --------------
        Total liabilities and stockholders'
         equity                             $       83,171  $       87,447
                                            ==============  ==============

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                  Year Ended December 31,
                                                  ------------------------
                                                      2008         2007
                                                  -----------  -----------

Cash flows from operating activities:
  Net loss                                        $   (13,976) $   (13,141)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation expense                                2,511        1,915
    Amortization of intangible assets                   2,886          485
    Provision for doubtful accounts and sales
     returns                                              818          114
    Stock-based compensation                            7,696        4,954
    Loss on disposal of property                           25            2
    Deferred income taxes                                  16         (513)
    Net accretion on investments                         (162)        (596)
    Put option gain                                      (492)           -
    Other than temporary impairment of investments        771            -
    Loss on contract                                    1,583            -
    Changes in operating assets and liabilities:
      Accounts receivable                               2,301         (573)
      Prepaid and other current assets                 (1,309)         254
      Other assets                                        910           82
      Accounts payable                                   (687)         666
      Accrued payroll and related expenses                (99)         681
      Accrued expenses                                 (2,862)        (283)
      Deferred revenue                                  6,174        2,826
                                                  -----------  -----------
Net cash (used in) provided by operating
 activities                                             6,104       (3,127)
                                                  -----------  -----------

Cash flows from investing activities:
  Purchases of investments                            (13,919)     (46,730)
  Proceeds from maturities and sale of investments     36,820       59,438
  Purchases of property and equipment                  (2,491)      (2,664)
  Purchases of intangible assets                         (361)      (1,942)
  Acquisition, net of cash acquired                    (9,386)           -
  Change in restricted cash                                 -          136
                                                  -----------  -----------
Net cash provided by (used in) investing
 activities                                            10,663        8,238
                                                  -----------  -----------

Cash flows from financing activities:
  Net proceeds from issuance of common stock and
   warrants                                             4,805        4,658
  Purchases of treasury stock                          (7,920)           -
                                                  -----------  -----------
Net cash provided by financing activities              (3,115)       4,658
                                                  -----------  -----------
Effect of exchange rates on cash and cash
 equivalents                                              (75)         (38)
                                                  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents                                           13,577        9,731
Cash and cash equivalents at beginning of year         21,813       12,082
                                                  -----------  -----------
Cash and cash equivalents at end of year          $    35,390  $    21,813
                                                  ===========  ===========

Supplemental disclosures of cash flow
 information:
  Cash paid for income taxes                      $        14  $        12
                                                  ===========  ===========
Non-cash investing and financing activities:
  Purchases of property and equipment not paid as
   of year-end                                    $       405  $       454
                                                  ===========  ===========
  Purchases of intangible assets not paid as of
   year-end                                       $         -  $       500
                                                  ===========  ===========
  Acquisition, net of cash acquired not paid as of
   year-end                                       $        14  $         -
                                                  ===========  ===========

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com